UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2007

DOBSON COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation or organization)	000-29225 (Commission File Number)	73-1513309 (I.R.S. Employer Identification No.)
14201 Wireless Way
Oklahoma City, Oklahoma, 73134
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (405) 529-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e)
     Employment Agreements with Certain Officers
     On June 6, 2007, the Company entered into new employment agreements with Messrs. Knooihuizen, Franzese and Duffy, the Company’s Executive Vice President and Chief Financial Officer (and principal financial officer), Senior Vice President of Sales, and Senior Vice President and Chief Technical Officer, respectively. Each employment agreement has an initial term of two years and may be automatically renewed for one year thereafter, unless such executive officer or the Company gives written notice at least six months prior to the expiration date. These new employment agreements replaced the prior employment agreements between the Company and each of these executive officers. One of the purposes for entering into the new employment agreements with these executive officers was to bring the forms of agreements for these executive officers more in line with the form of employment agreement previously entered into with Steven P. Dussek, the Company’s Chief Executive Officer.
     The employment agreements provide for an annual base salary of not less than $450,000 per year in the case of Mr. Knooihuizen, $290,000 in the case of Mr. Franzese and $277,000 in the case of Mr. Duffy, the current base salaries for these executive officers. Under the terms of the agreements, the base salaries may be increased, but not decreased, pursuant to annual review by the Board of Directors of the Company (the “Board”). Each of the executive officers is also entitled to an annual incentive bonus during the term of their respective employment agreements based on target amounts and performance goals to be established by the Board.
     During the term of their respective employment agreements, each such executive officer and his spouse and dependents are entitled to participate in all welfare benefit plans maintained by the Company for its senior executive officers pursuant to the terms of such plans, including all medical, life and disability insurance plans and programs. In addition, each such executive officer is eligible to participate in any pension, retirement savings and other employee benefit plans and programs maintained by the Company from time to time for the benefit of its senior executive officers.
     Each employment agreement may be terminated during the employment period (i) upon such executive officer’s death or disability that renders him substantially unable to perform his duties under his employment agreement, with or without reasonable accommodation, (ii) at any time by the Company with or without Cause (as defined in the respective employment agreement and described below), (iii) within one year after a “Change in Control” (as defined in the respective employment agreement) by such executive officer for Good Reason (as defined in the respective employment agreement and described below), and (iv) at any time by such executive officer without Good Reason.
     Upon a termination by the Company without Cause or by such executive officer for Good Reason, such executive officer would be entitled to receive the following under their respective employment agreements:

•	a lump-sum payment equal to (i) his pro annual rata base salary and accrued vacation pay through the date of termination, plus (ii) an amount equal to his annual compensation (including annualized base salary and bonus paid) for the last twelve months before the date of his termination multiplied by a factor of 1.5 in the case of Mr. Knooihuizen and one in the case of Messrs. Franzese and Mr. Duffy;

•	coverage for such executive officer and his spouse and dependents for a period of eighteen months, in the case of Knooihuizen, and twelve months, in the case of Messrs. Franzese and Mr. Duffy, under the medical, hospitalization and dental programs in which such executive officer participated immediately prior to the date of termination; and

•	a pro rata payment under any annual cash incentive bonus plan in which such executive officer participates, subject to certain terms and conditions, as determined in the manner described below.
In addition, such executive officers would entitled to reimbursement of reasonable business expenses and any other rights, compensation and/or benefits as may be due to them following termination to which they would be entitled under any plans or programs of the Company.
     In determining whether such executive officers would be entitled to a pro rata payment under any cash incentive bonus plan as noted above pursuant to their respective employment agreements, the Company will (i) assume that any subjective or individual performance criteria applicable to such executive officer have been 100% satisfied, and (ii) with respect to any applicable objective Company performance criteria, compare the actual performance of the Company for the applicable fiscal year through the end of the month prior to the date of termination, against the budget targets for the applicable Company performance criteria levels for such period. The performance criteria would then be evaluated under the applicable annual cash incentive bonus plan. If such criteria were deemed to be satisfied and if a bonus were payable to such executive officer, such bonus would be pro rated for the respective fiscal year through the date of termination, payable within ten days after the date of termination.
     In the event of a termination by the Company of such executive officer without Cause or by such executive officer for Good Reason, such executive officer agrees for a period of twelve months to not solicit any current customers or employees of the Company or attempt to induce such customers or employees to cease doing business with or being employed by the Company, as applicable.
     The definition of “Cause” contained in such executive officers’ employment agreements is defined to include (i) conviction of a felony that relates to such executive officers’ employment with the Company, (ii) acts of dishonesty intended to result in substantial personal enrichment at the Company’s expense or (iii) the willful failure to follow a direct, reasonable and lawful written directive from the Board, which failure is not cured within 30 days. No act or omission would be considered willful unless it is done or omitted in bad faith and without reasonable belief it was in the Company’s best interest, and any determination of cause must be approved by not less than three-fourths of the entire membership of the Board. The definition of “Good Reason” contained in such executive officers’ employment agreements means the occurrence of one of the following events within one year after the occurrence of a Change of Control: (a) a material change in such executive officer’s authority, duties or responsibilities or (b) the Company requiring the executive officer to relocate outside of the greater Oklahoma City metropolitan area or the area in which he is currently employed (other than Oklahoma City). The executive officer is required to give a notice of termination of Good Reason within seven days after his actual knowledge of such event.
     The foregoing descriptions of the employment agreements for Messrs. Knooihuizen, Franzese and Duffy are qualified in their entirety by reference to the full text of such agreements, which agreements are incorporated by reference into this Current Report as Exhibits 10.1, 10.2 and 10.3, respectively.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits:
10.1*	Employment Agreement dated as of June 6, 2007 between Dobson Communications Corporation and Bruce K. Knooihuizen

10.2*	Employment Agreement dated as of June 6, 2007 between Dobson Communications Corporation and Frank A. Franzese

10.3*	Employment Agreement dated as of June 6, 2007 between Dobson Communications Corporation and Timothy J. Duffy

*	Management contract or compensatory plan or arrangement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOBSON COMMUNICATIONS CORPORATION

Date: June 7, 2007	By:	/s/ Ronald L. Ripley
	Name:	Ronald L. Ripley
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1*	Employment Agreement dated as of June 6, 2007 between Dobson Communications Corporation and Bruce K. Knooihuizen

10.2*	Employment Agreement dated as of June 6, 2007 between Dobson Communications Corporation and Frank A. Franzese

10.3*	Employment Agreement dated as of June 6, 2007 between Dobson Communications Corporation and Timothy J. Duffy

*	Management contract or compensatory plan or arrangement.